UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

______________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2008

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JPMorgan Chase & Co.

(Exact Name of Registrant as Specified in Charter)

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Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue	10017
New York, NY
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

On August 14, 2008, JPMorgan Chase & Co. (the "Firm") announced it had reached an agreement in principle to settle investigations with the New York State Attorney General and certain other state securities regulators regarding its repurchase of certain auction rate securities.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated August 14, 2008.

The press release attached as an exhibit to this current report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements are based upon the current beliefs and expectations of JPMorgan Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements, including as a result of factors that are beyond control of the Firm. JPMorgan Chase does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For additional risks and uncertainities that may affect future results of the Firm see JPMorgan Chase's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, and its Annual Report on Form 10-K for the year ended December 31, 2007, each filed with the Securities and Exchange Commission and available on JPMorgan Chase's website (www.jpmchase.com) and on the Securities and Exchange Commission's website ( www.sec.gov ).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2008	JPMorgan Chase & Co.

	By:	/s/Stephen M. Cutler
	Name: Title:	Stephen M. Cutler General Counsel

EXHIBIT INDEX
Exhibit No.	Exhibit

99.1	Press Release, dated August 14, 2008.